EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Warren E. Pinckert II, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Cholestech Corporation on Form 10-Q for the quarterly period ended December 23, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cholestech Corporation. A signed original of this written statement required by Section 906 has been provided to Cholestech Corporation and will be retained by Cholestech Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Warren E. Pinckert II

Name:	Warren E. Pinckert II
Title:	President and Chief Executive Officer
     I, John F. Glenn, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Cholestech Corporation on Form 10-Q for the quarterly period ended December 23, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cholestech Corporation. A signed original of this written statement required by Section 906 has been provided to Cholestech Corporation and will be retained by Cholestech Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ John F. Glenn

Name:	John F. Glenn
Title:	Vice President of Finance and
Chief Financial Officer